SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2004 (January 12, 2004)

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

333-110122	05-0584918
333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On January 12, 2004, LBI Media, Inc. (the “Company”), a wholly owned subsidiary of LBI Media Holdings, Inc., and two of the Company’s wholly owned subsidiaries, Liberman Television of Dallas, Inc. and Liberman Television of Dallas License Corporation, consummated the acquisition of selected assets of television stations KMPX (Channel 29, Decatur-Dallas, Texas) and KMPX-DT (Channel 30, Decatur-Dallas, Texas) from Word of God Fellowship, Inc. (the “Seller”). The assets that were acquired by the Company include, among other things: (i) licenses and permits authorized by the Federal Communications Commission for or in connection with the operation of KMPX and KMPX-DT, (ii) transmitter facilities, (iii) broadcast and other studio equipment used to operate the stations and (iv) real property for the office building and studio.

The total purchase price was $37.0 million. The purchase price was determined in good faith, arms length negotiations between the Company and the Seller.

The description of the acquisition contained herein does not purport to be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on January 13, 2004.

LBI MEDIA HOLDINGS, INC. LBI MEDIA, INC.

By:	/s/ BRETT ZANE

Brett Zane Chief Financial Officer